Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
Please view these remarks in conjunction with our 2Q 2024 earnings release that can be found on our website at www.humana.com under the Investors section, or via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.

We also invite you to listen to our live question and answer webcast with our President and Chief Executive Officer, Jim Rechtin, and our Chief Financial Officer, Susan Diamond which will begin today at 9:00 a.m. Eastern Time and will be available at via the following link: https://humana.gcs-web.com/events-and-presentations/upcoming-events. For those unable to listen to the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page via the following link: https://humana.gcs-web.com/events-and-presentations.

Cautionary Statement
Certain of the matters discussed in these prepared remarks are forward-looking and are subject to a number of risks, uncertainties and assumptions. Actual results could differ materially.
Investors are advised to read the detailed risk factors discussed in our latest Form 10-K, our other filings with the Securities and Exchange Commission, and our 2Q 2024 earnings press release as they relate to forward-looking statements along with other risks discussed in our SEC filings. We undertake no obligation to publicly address or update any forward-looking statements in future filings or communications regarding our business or results.
Today’s press release, our historical financial news releases and our filings with the SEC are all also available on our Investor Relations site.
These remarks include financial measures that are not in accordance with generally accepted accounting principles, or GAAP.
Management's explanation for the use of these non-GAAP measures and reconciliations of GAAP to non-GAAP financial measures are included in today’s press release which can be found via the following link: https://humana.gcs-web.com/financial-information/quarterly-results.
Finally, any references to earnings per share or EPS made during this conference call refer to diluted earnings per common share.

1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
Management Commentary
Key Messages:
•Second quarter financial results exceeded expectations driven by slightly higher than anticipated member risk scores, favorable claims development and lower than planned administrative expenses, some of which is considered timing in nature
•We raised our full year 2024 individual MA membership growth guidance by 75,000 to 225,000, supported by better than expected retention and non-DSNP sales
•The second quarter benefit ratio was positively impacted by favorable claims development and slightly higher than anticipated member risk scores. This favorability was partially offset by higher MA net inpatient costs
•We reaffirmed our 2024 Adjusted EPS outlook of ‘approximately $16.00’ and full year Insurance segment benefit ratio guidance of ‘approximately 90 percent’, which prudently allows for the higher net inpatient costs observed in the second quarter to continue for the remainder of the year
• Looking ahead to 2025, we are focused on driving growth and further productivity across the enterprise to support sustainable earnings growth
oWe remain confident in the overall assumptions utilized in our 2025 MA pricing and our ability to achieve the intended margin improvement
oWe continue to anticipate margin expansion and Adjusted EPS growth as the first step on our multiyear path to a normalized individual MA margin of at least 3 percent1
oOur expectation of margin expansion and earnings growth in 2025 includes the impact of declining a few hundred thousand individual MA members, primarily due to plan and county exits
•We continue to demonstrate solid progress advancing our strategy. Further highlights include:
oAnnounced an expanded partnership with Google Cloud and a minority investment in Healthpilot, demonstrating our orientation to embracing technology solutions that can create a more efficient, transparent, and consumer-centric healthcare ecosystem
oContinue to expand CenterWell Primary Care, including strong patient growth where we now expect to add 40,000 to 50,000 patients in 2024 (15 percent growth at the midpoint), and the announcement of plans to open 23 senior focused value based primary care centers at Walmart locations in Florida, Georgia, Missouri and Texas
oFurther growth in our Medicaid platform with the implementation of the Oklahoma and Indiana contracts on April 1st and July 1st, respectively, bringing our total active footprint to 9 states
oDemonstrating significant progress in driving organizational efficiencies and productivity gains, with the expectation of a 30-basis point year over year reduction in our Adjusted Consolidated operating cost ratio in 2024

1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024

Second Quarter 2024 Results and Full Year 2024 Outlook
    Today, Humana reported Adjusted earnings per share of $6.96 for the second quarter of 2024, exceeding internal expectations and consensus estimates. This outperformance was driven by higher than anticipated revenue in our MA business, combined with favorable claims development and lower than planned administrative expenses, some of which is considered timing in nature. This favorability was partially offset by higher net inpatient costs (discussed in more detail below).
We reaffirmed our 2024 Adjusted EPS outlook of ‘approximately $16.00’ and full year Insurance segment benefit ratio guidance of ‘approximately 90 percent’, which prudently allows for the higher net inpatient costs observed in the second quarter to continue for the remainder of the year.
Further discussion of our second quarter performance and full year 2024 outlook are in the sections that follow.
Medicare Advantage
Individual MA membership growth to date is positive to previous expectations driven primarily by improved retention and higher than anticipated non-DSNP sales. We now anticipate full year individual MA net membership growth of approximately 225,000 as compared to our previous expectation of approximately 150,000.
Revenue for the quarter was slightly favorable to expectations driven by the higher than anticipated membership growth, along with slightly higher than anticipated member risk scores.
Now turning to medical cost trend. We experienced favorable claims development in the quarter, primarily due to lower inpatient unit costs and observation stays, and higher claim recoveries. This favorability was partially offset by higher than anticipated inpatient admissions, which increased above expectations in the back half of the quarter. We continue to assess the durability of the higher admissions, including clinical appropriateness and potential mitigation activities. Further, we continue our broader focus on clinical and trend management initiatives, including continued innovation in value-based arrangements, to drive better outcomes and manage cost trend over the long-term. Our full year guidance prudently assumes the higher than anticipated net inpatient costs continue for the remainder of the year.
1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
Medicaid
Within Medicaid, membership continues to track in line with our expectation of a 250,000 increase in 2024, growing to approximately 1.5 million members by year end. This increase reflects the addition of approximately 320,000 members, driven primarily by the new contracts in Oklahoma and Indiana, as well as the continued increase in membership in Ohio which was implemented in 2023. These membership gains were partially offset by the redetermination process which is now largely complete. Redeterminations, which spanned 2023 and 2024, tracked in line with our expectation of retaining 20 percent of the 300,000 additional members gained during the Public Health Emergency. Further, the utilization and acuity increases anticipated from the redetermination process have emerged as expected, with Florida results running slightly favorable to expectations.
Separately, we have seen modestly higher claim costs in newly implemented states. We are focused on mitigating these higher cost trends through disciplined cost management initiatives and are confident our state partners will continue to work with the industry to ensure that future rate adjustments are reflective of emerging cost trends. As a result, we currently anticipate our Medicaid results will perform largely in line with previous expectations for the full year.
The Indiana contract was successfully implemented on July 1st adding approximately 35,000 members and bringing our total active Medicaid footprint to 9 states. Our Indiana health plan will serve elderly and disabled Medicaid enrollees, including integrated care for dual-eligibles enrolled across Humana's Indiana Medicaid plan and our Medicare D-SNP.
We are proud of our success in Medicaid to date and anticipate continued investments to grow our platform organically and actively work towards maintaining our growth momentum in priority states.
CenterWell
Within our Primary Care Organization (PCO), we continue to see strong patient growth year to date, adding 15,300 patients, or 35 percent growth, in our de novo centers and 19,700 patients in our more mature wholly-owned centers, representing 10 percent growth year to date. We now anticipate serving between 335,000 and 345,000 patients by year end, as a result of organic growth and programmatic M&A, representing expected growth of approximately 40,000 to 50,000 patients
1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
year over year, up from our previous expectation of 35,000 to 45,000 patient growth. The higher than anticipated growth is driven by continued expansion of contractual relationships with national and local MA payors, the impact of investments in targeted growth channels, and accelerated growth with Fee-for-Service Medicare as a part of our ACO Reach program.
With CenterWell’s payor agnostic focus, we are leveraging our omni-channel sales and marketing capabilities, including multi-channel direct marketing, community engagement and broker and payer engagement to drive patient growth across our payer partners. To this end, we were pleased to see our year-to-date patient growth evenly split between Humana and other health plans (including Fee-for-Service Medicare).
We also continue efforts to expand our PCO footprint and were pleased to recently announce a lease agreement with Walmart where we plan to open 23 senior focused value based primary care centers at Walmart locations in Florida, Georgia, Missouri and Texas. The new centers will be conveniently located next to Walmart stores in clinical office space that was formerly occupied by Walmart Health clinics. Unlike previous operations in these sites, CenterWell will offer exclusively senior-focused, value-based primary care, using an identical care and operating model to the rest of our centers. The sites offer similar floor plans to our newly developed clinics, making this a capital efficient means of expanding our clinic portfolio, and they are located adjacent to (not within) Walmart’s retail space. The subset of locations that were chosen rated highly using our site selection criteria and complement our existing PCO footprint, offering additional densification of existing markets. We expect the centers to be equipped, staffed and opened no later than the first half of 2025 and the majority of the leased locations will initially sit within the Welsh, Carson, Anderson & Stowe (WCAS) joint venture.
Earnings Seasonality

We expect that the percentage of full year earnings recognized in the third quarter will be in the low 20’s. In addition, we expect the third quarter Insurance segment benefit ratio to be approximately 90.5 percent and that the Consolidated benefit ratio will be approximately 40 basis points less than the Insurance ratio.
Looking Ahead
1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
2025

We are focused on driving growth and further productivity across the enterprise to support sustainable earnings growth. We continue to anticipate margin expansion and Adjusted EPS growth in 2025 as the first step on our multiyear path to a normalized margin of at least 3 percent in our individual MA business.
Our 2025 MA pricing focused on assessing the needs and benefit preferences of various consumer segments, the current and expected profitability of our offerings and greatest opportunities for attractive membership growth. We were oriented to adjusting benefits as appropriate to address the 2025 final MA rate notice, which we believe was not sufficient to address the current medical cost trend environment, while leveraging extensive consumer and broker research to inform our benefit changes to ensure we continue to put forth compelling plan offerings to the market.
We expect margin expansion and earnings growth in 2025, despite a decline of a few hundred thousand individual MA members, primarily due to plan and county exits. The vast majority of members impacted by exits will continue to have a Humana Medicare Advantage plan offering available in their geography.
In anticipation of the changes members will experience in this Annual Election Period we are adding capacity in our call centers and are prepared to help members who wish to change plans, whether within Humana or from another payor. In addition, we are increasing the channels by which members and prospects can engage with us in this time of change, including, for example our growing relationships with digital platforms such as Healthpilot.
Finally, we remain confident in the overall assumptions utilized in our 2025 MA pricing and our ability to deliver the intended margin improvement.
We will provide a further update on our 2025 outlook on our third quarter earnings call once we have visibility into competitor plans which will allow for refined membership expectations. As is customary, we will provide formal 2025 guidance on our fourth quarter earnings call early next year.
Driving Innovation

We are oriented to embracing technology solutions that can create a more efficient, transparent, and consumer-centric healthcare ecosystem. We continue to advance these efforts, demonstrated by our recently announced expanded partnership with Google Cloud which will further
1 Pretax margin, less investment income

Exhibit 99.3
Humana Inc. Second Quarter 2024 Prepared Management Remarks 07/31/2024
modernize our cloud infrastructure and leverage cutting-edge AI capabilities to accelerate innovation in healthcare. Google Cloud’s technology platform can make our contact centers more responsive, our provider networks simpler to navigate, healthcare coverage easier to understand and primary care better tailored to individual needs.
In addition, we were pleased to recently announce a minority investment in Healthpilot, a company pioneering the development of a personalized and simpler digital enrollment experience for seniors exploring their Medicare options. This investment represents a strategic step forward in our digital growth journey and underscores our commitment to leveraging cutting-edge technology to further enhance payor-agnostic, omnichannel broker capabilities. By leveraging Healthpilot’s advanced analytics and AI, beneficiaries can be paired with plans that best meet their needs, thereby enhancing their overall healthcare experience.
We are excited about these developments and will continue to drive innovation, delivering better experiences and health outcomes for our members and patients and supporting our ability to deliver compelling returns to our investors.
Closing
Second quarter results continued Humana’s solid start to 2024. And while Humana and the broader industry continue to navigate a dynamic environment, we remain confident in our ability to deliver full year Adjusted EPS of approximately $16.00 and drive margin expansion and Adjusted EPS growth in 2025 as a first step on our multiyear path to a normalized margin of at least 3 percent in our individual MA business, delivering compelling shareholder value over the long-term.
We appreciate your continued support and look forward to providing updates on our performance and outlook throughout the year.

Jim Rechtin, President and Chief Executive Officer
Susan Diamond, Chief Financial Officer
1 Pretax margin, less investment income